UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): March 7, 2005

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

767 Third Avenue, 34th Floor New York, New York 10017 (212) 826-2530
(Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 7, 2005, Granite Broadcasting Corporation (the “Company”) completed the sale of its Fort Wayne, Indiana ABC affiliate, WPTA(TV) (“WPTA(TV)”), to a subsidiary of Malara Broadcast Group Inc. (“Malara Broadcasting”) for approximately $45.4 million, pursuant to the terms and conditions of an asset purchase agreement, dated April 23, 2004, a copy of which is attached as Exhibit 2.1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 (the “WPTA Purchase Agreement”).  In addition, on March 8, 2005, the Company completed its purchase of WISE-TV, the NBC affiliate serving Fort Wayne from New Vision Group, LLC (“New Vision Television”) for approximately $43.5 million, pursuant to the terms and conditions of a stock purchase agreement, dated April 23, 2004 (the “WISE Stock Purchase Agreement”), a copy of which is attached as Exhibit 2.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004.

In addition, a subsidiary of Malara Broadcasting on March 8, 2005, acquired CBS affiliate KDLH(TV), Duluth, Minnesota (“KDLH(TV)”) from New Vision Television and certain of its subsidiaries for approximately $9.5 million, pursuant to the terms and conditions of an asset purchase agreement, dated April 23, 2004. The Company currently owns and operates KBJR-TV, the NBC affiliate serving Duluth-Superior, in addition to seven other stations.

On March 8, 2005, the Company entered into a strategic arrangement with Malara Broadcasting, under which the Company will provide advertising sales, promotion and administrative services, and selected programming to certain Malara Broadcasting-owned stations under applicable Federal Communications Commission rules and regulations in return for certain fees that will be paid by Malara Broadcasting to the Company.  The first implementation of the arrangement involves the stations mentioned above in Fort Wayne, Indiana and Duluth, Minnesota.  The fees payable to the Company will be paid after all debt service as well as certain other expenses Malara Broadcasting incurs directly are satisfied.

Malara Broadcasting financed its acquisition of WPTA(TV) and KDLH(TV) with the proceeds of borrowings pursuant to a Malara Broadcasting Credit Agreement, a copy of which is attached as Exhibit 4.1.  The Malara Broadcasting Credit Agreement provides for two term loans totaling $48.5 million and a revolving credit facility of $5 million.  The $23.5 million Malara Broadcasting Term Loan A is secured by a letter of credit.  To secure the letter of credit, the Company pledged $25 million of U.S. Government Securities purchased with cash.  The $25 million Malara Broadcasting Term Loan B and the $5 million revolving credit loan are secured by the assets of WPTA(TV) and KDLH (TV), and guaranteed on an unsecured basis by the Company, a copy of which is attached as Exhibit 10.1 hereto.

In connection with the Company’s completion of its acquisition of WISE-TV from New Vision Television, the Company entered into a First Supplemental Indenture, dated as of March 9, 2005 (the “First Supplemental Indenture”), by and among the Company, the subsidiary guarantors party thereto, and The Bank of New York, as Trustee, supplementing the Indenture, dated as of December 22, 2003 (the “Indenture”), relating to the Company’s $405,000,000 Principal Amount 9-3/4% Senior Secured Notes due December 1, 2010 (the “Notes”).  In accordance with the Indenture, the First Supplemental Indenture added as guarantors of the Notes

the companies that the Company acquired in connection with its acquisition of WISE-TV.   A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.2.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The information disclosed above in this Report under the heading “Item 1.01.  Entry into a Material Definitive Agreement” concerning the completion of the transactions contemplated by the WPTA Purchase Agreement and the WISE Stock Purchase Agreement is hereby incorporated by reference.

Item 2.02.             Results of Operations and Financial Condition.

On March 9, 2005, the Company issued a press release setting forth its earnings for the fourth quarter ended December 31, 2004.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in this Report under the heading “Item 1.01.  Entry into a Material Definitive Agreement” concerning the First Supplemental Indenture is hereby incorporated by reference.

Item 9.01.             Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description of Exhibit

2.1

Purchase and Sale Agreement, dated as of April 23, 2004, by and among Malara Broadcast Group of Fort Wayne, LLC, WPTA-TV, Inc., WPTA-TV License, Inc. and Granite Broadcasting Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004)

2.2

Stock Purchase Agreement, dated as of April 23, 2004, by and among Granite Broadcasting Corporation, NVG-Fort Wayne, Inc. and New Vision Group, LLC (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 10, 2004)

4.1/a

Credit Agreement, dated as of March 8, 2005, by and among Malara Broadcast Group Inc., as Parent Guarantor, Malara Broadcast Group of Duluth LLC, Malara Broadcast Group of Duluth Licensee LLC, Malara Broadcast Group of Fort Wayne LLC, Malara Broadcast Group of Fort Wayne Licensee LLC, as

Borrowers, the lenders listed therein, as Lenders, D.B. Zwirn Special Opportunities Fund, L.P., as Administrative Agent, Dresdner Bank AG New York and Grand Cayman Branches, as Syndication Agent, and D. B. Zwirn Special Opportunities Fund, L.P., as Arranger

4.2

First Supplemental Indenture, dated as of March 9, 2005, by and among Granite Broadcasting Corporation, the guarantors party thereto and The Bank of New York, as Trustee, supplementing that certain Indenture, dated as of December 22, 2003, relating to the Company’s $405,000,000 Principal Amount 9 3/4% Senior Secured Notes due December 1, 2010

10.1

Guaranty, dated as of March 8, 2005, by Granite Broadcasting Corporation, in favor of and for the benefit of D.B. Zwirn Special Opportunities Fund, L.P., as agent for and representative of (“Guarantied Party”) the financial institutions (“Lenders”) party to that certain Credit Agreement dated as of March 8, 2005, by and among Malara Broadcast Group, Inc., Malara Broadcast Group of Duluth LLC, Malara Broadcast Group of Duluth Licensee LLC, Malara Broadcast Group of Fort Wayne LLC, Malara Broadcast Group of Fort Wayne Licensee LLC, Dresdner Bank AG New York and Grand Cayman Branches, as Syndication Agent, Guarantied Party and Lenders

99.1	Granite Broadcasting Corporation Amended Press Release dated March 9, 2005

/a                                      Neither the Company nor any of its subsidiaries is party to this agreement; however, because it is anticipated that the results of Malara Broadcast Group Inc., Malara Broadcast Group of Duluth LLC, Malara Broadcast Group of Duluth Licensee LLC, Malara Broadcast Group of Fort Wayne LLC and Malara Broadcast Group of Fort Wayne Licensee LLC will be consolidated with the results of the Company for financial reporting purposes, this agreement of these entities is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: March 11, 2005	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer